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                                                                    EXHIBIT 23.1










                          INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Vianet Technologies, Inc. on Form S-1 of our report dated July 26, 1999 with respect to the consolidated balance sheet of Vianet Technologies, Inc. as of December 31, 1998 and the related consolidated statements of operations, deficiency in shareholders' equity and cash flows for the period from March 20, 1998 (inception) to December 31, 1998, appearing in the Prospectus, which is part of the registration statement.




                                            /s/ EDWARD ISAACS & COMPANY, LLP
New York, New York
February 11, 2000